SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: July 17, 2000


                          INTERNET VENTURE GROUP, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                            STRATEGIC VENTURES, INC.
                             -----------------------
                                  (former name)


FLORIDA                          33-19196-A                  59-2919648
------------------               -----------                 ----------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

      9601 WEST SAM HOUSTON PARKWAY SOUTH, BLDG. 100, HOUSTON, TEXAS 77049
      --------------------------------------------------------------------
                                  (New Address)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (713) 596-9308
                                 --------------

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

                  None.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

                  None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

                  None.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  None.

ITEM 5. OTHER EVENTS

     Agreement with Swan Magnetics, Inc.

     The Company has entered into an Agreement and Plan of Exchange with Swan Magnetics, Inc., a company owned by Eden Kim, a director and Secretary of Internet Venture Group, Inc. The Agreement provides the transaction shall be a tax free share exchange, and that if Swan has only $2,000,000 in cash at closing the shares issued shall be 12,500,000 shares of Internet Venture Group, Inc. common stock. If Swan has in excess of $2,000,000 in cash, the shares shall be adjusted and increased pro-rata up to a maximum of 17,500,000 shares if $6,000,000 in cash is held by Swan at Closing.

     The term of the Agreement is for 6 months from June 28, 2000 and the cash expected by Swan Magnetics, Inc. is to be funded from a settlement of a lawsuit in which Mitsumi Electric Co. Ltd. agreed to pay a settlement for disk drive technology.

ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

                  None.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

         Financial Statements:               None.

         Pro  Forma Financial Statements:    None.

         Exhibits:

            10.1     Agreement and Plan of Exchange with Swan Magnetics, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 17, 2000                              Internet Venture Group, Inc.

                                                 By:/s/Elorian Landers
                                                 Elorian Landers, President